EXHIBIT  7.1     Form  of  Stock  Option  Agreement


                            DIGITAL ROOSTER.COM INC.

                             STOCK OPTION AGREEMENT

     DIGITAL ROOSTER.COM INC., AN ONTARIO CORPORATION (THE "COMPANY") HAS GRANTED TO (THE "OPTIONEE"), AN OPTION TO PURCHASE A TOTAL OF () COMMON SHARES (THE "SHARES"), AT THE PRICE DETERMINED AS PROVIDED HEREIN, ALL UPON THE TERMS AND CONDITIONS HEREOF.

1.     GRANT  OF THE OPTION.  The Grant of the option (this "Option") is subject
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in  all  respects  to  the terms, definitions and provisions of the Stock Option
Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

2.     EXERCISE  PRICE.  The exercise price is  in the lawful currency of Canada
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($)  for each common share, which price is not less than 100% of the fair market value per Share on the date of grant, subject to all applicable discounts as permitted by the Rules of The Toronto Stock Exchange.

3.     EXERCISE  OF  OPTION.  In  accordance  with  the  terms of the Plan, this
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Option shall be exercisable during its term in accordance with the provisions of
Section  7  of  the  Plan  as  follows;

     (a)     Right  to  Exercise
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          (i)  This  Option  shall be exercisable to the extent of 25% 12 months from  the  date  of  the  Grant.

          (ii) This Option shall be exercisable to the extent of 25% 24 months from the date of the Grant.

          (iii) This Option shall be exercisable to the extent of 25% 36 months from the date of the Grant.

          (iv) This Option shall be exercisable to the extent of 25% 48 months from the date of the Grant.

          (iii)  This  Option  may  not  be exercised for a fraction of a share.

          (iv) In the event of the Optionee's termination of service, the exercisability of the Option is governed by Section 6 below and
               Section  8  of  the  Plan.

     (b)     Method  of  Exercise.  This  Option shall be exercisable by written
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notice  which  shall  state  the  election to exercise the Option, the number of
Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.


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          No  shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

4.     METHOD  OF  PAYMENT.  Payment  of  the  exercise  price shall be by cash,
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certified  cheque or stock certificates (in negotiable form) representing common shares of the Company having a fair market value equal to the exercise price of the shares with respect to which the Option is being exercised.

5.     RESTRICTIONS  ON  EXERCISE.  This  Option  may  not  be  exercised if the
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issuance  of  such  Shares  upon  such  exercise  or  the  method  of payment of consideration for such shares would constitute a violation of any applicable provincial securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.     TERMINATION OF STATUS AS AN EMPLOYEE.  If the Optionee ceases to serve as
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an  employee, he/she may, but only within thirty (30) days after the date he/she ceased to be an Employee of the Company, exercise this Option to the extent that she was entitled to exercise it at the date of such termination. To the extent that he/she was not entitled to exercise this option at the date of such termination, or if he/she does not exercise this Option within the time specified herein, the Option shall terminate.

7.     DISABILITY  OF  OPTIONEE.  Notwithstanding  the  provisions  of Section 6
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above,  if the Optionee is unable to continue as an Employee of the Company as a result of his/her total and permanent disability he/she may, but only within twelve (12) months from the date of termination, exercise his/her Option to the extent she was entitled to exercise it at the date of such termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate.

8.     DEATH  OF  OPTIONEE.  In  the  event  of  the  death  of  the  Optionee:
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     (a)     during the term of this Option and while an Employee of the Company and having been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's wholly owned personal holding company, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living twelve (12) months after the date of death; or

     (b) within thirty (30) days after the termination of the Optionee's continuous status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's personal holding company, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

9.     REPRESENTATIONS  OF OPTIONEE. The Optionee hereby confirms and represents
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that:

     (i) he/she is an Employee of the Company, or any of its subsidiaries or its affiliates;

     (ii) he/she has no outstanding incentive stock options to purchase shares of the Company.


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10.     ADJUSTMENTS  IN  SHARES.  If  prior to the exercise of the Option at any
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time  or  from  time  to  time, there shall be any reorganization of the capital stock of the Company by way of stock split, consolidation, subdivision, merger, amalgamation or otherwise or payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of Shares of the Company which may be purchased pursuant hereto or the price at which such Shares may be purchased by corresponding amounts, so that the Optionee's rights hereunder shall thereafter be as reasonably as possible equivalent to the rights originally granted to the Optionee. The Board of Directors of the Company shall have the sole and exclusive power to make the adjustments as it considers necessary and desirable.

11.     CORPORATE  TRANSACTIONS.  In  the  event  the  Shares  are exchanged for
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securities,  cash  or  other  property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors or the board of directors of any successor corporation or entity may, in its discretion, as to outstanding options (a) accelerate the exercise date or dates of such options, (b) upon written notice to the holders thereof, provided the options have been accelerated pursuant to paragraph (a) above, terminate all such options prior to consummation of the transaction unless exercised within a prescribed period, (c) provide for payment of an amount equal to the excess of the fair market value, as determined by the Board of Directors or such board, over the Option Price of such shares as of the date of the transaction, in exchange for the surrender of the right to exercise such options, or (d) provide for the assumption of such options, or the substitution therefor of new options, by the successor corporation or entity.

12.     NON-TRANSFERABILITY  OF  OPTION.  This  Option may not be transferred in
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any  manner  except  (i)  to  a  personal  holding  company  wholly owned by the
Optionee, or (ii) by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him or such personal holding company. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

13.     TERM  OF OPTION.  This Option may not be exercised more than  years from
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the  date of grant of this Option, and may be exercised during such term only in accordance  with  the  Plan  and  the  terms  of  this  Option.

DATE  OF  GRANT:  ,  2001


                                           DIGITAL  ROOSTER.COM  INC.


                                           Per:  _______________________________
                                                        President


          The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan.


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Dated:     ,  2001
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